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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-74784 on Form S-8 and 333-68001 on Form S-3 of Noble International, Ltd. and of our report dated March 29, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to its changes in accounting for the impairment or disposal of long-lived assets and goodwill in
2002), appearing in this Annual Report on Form 10-K of Noble International, Ltd. for the year ended December 31, 2003.

Deloitte & Touche LLP

Detroit, Michigan
March 29, 2004

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